Exhibit 99.1
FOR IMMEDIATE RELEASE
Movella Reports First Quarter 2023 Financial Results

•Q1 revenue totaled $9.2 million, Q1 GAAP gross margin was a record 61%, an improvement of approximately 1000 basis points year-over-year
•Introduced MTi-320 high-performance Active Heading Tracker (AHT) for robotics and autonomous vehicle applications
•Strong response to the new OBSKURTM platform resulting in over-subscription to early access stage prior to launch this summer

HENDERSON, Nevada, May 10, 2023 -- Movella Holdings Inc. (NASDAQ: MVLA) (“Movella”), a leading full-stack provider of sensors, software, and analytics that enable the digitization of movement, today reported its results for the first quarter ended March 31, 2023.

“We believe our strong cash position resulting from our Nasdaq listing will allow us to continue our focus on execution and on bringing new, innovative products to the market," said Movella CEO Ben Lee. “The impressive early access response to OBSKUR, Movella’s new all-in-one platform that provides live-streaming influencers with tools and assets for delivering immersive interactive experiences, is an example of our strong execution.”

First Quarter 2023 Financial Highlights

•Revenue. Net revenue in Q1 totaled $9.2 million, a decrease of 4% year-over-year.
•Gross Profit. GAAP gross profit rose to $5.6 million as compared to $4.8 million last year. GAAP gross margin reached a record 61%, an improvement of approximately 1000 basis points year-over-year. Non-GAAP gross profit totaled $5.9 million versus $6.0 million for the comparable quarter in the previous year. Non-GAAP Q1 gross margin was 64%.
•Loss from Operations. GAAP loss from operations in Q1 was $9.4 million, inclusive of a $4.7 million non-cash intangibles impairment charge, versus $5.5 million in the same period last year. Non-GAAP loss from operations was $3.6 million, a decrease of $0.1 million year-over-year.
•GAAP Net Income. GAAP net income attributable to common stockholders totaled $15.5 million versus a net loss of $6.3 million in the comparable quarter in the previous year.
•Adjusted EBITDA. Adjusted EBITDA in Q1 totaled negative $3.0 million, an improvement of $0.1 million year-over-year.
•Cash and cash equivalents. Cash and cash equivalents at quarter end were $62.1 million, compared to $14.3 million as of December 31, 2022.

“While the challenging macro environment and typical seasonality weighed on our first quarter top line performance, we expect to achieve near-term adjusted EBITDA breakeven and subsequent profitability, driven by continued gross margin expansion and prudent expense management,” said Movella CFO Steve Smith. “We believe our results combined with our expectations reflect the strength of our business and our ability to execute on our strategy to deliver value for our shareholders."

First Quarter 2023 Business Highlights

•Received strong response to the new OBSKUR platform, resulting in over-subscription to early access stage prior to production launch this summer
•Improved time-to-market and reduced cost of production for leading-game developer Ubisoft by leveraging Movella’s Xsens motion capture suits for real-time prototyping and pre-visualization of character movement
•Introduced MTi-320 high performance Active Heading Tracker (AHT) for robotics and autonomous vehicle applications
•Announced the appointment of Dale Pistilli as Vice President of Marketing to drive brand strategy and the overall marketing efforts of the company

“To accelerate the OBSKUR momentum, enhance the Movella brand, and grow as a public company, we are excited to announce the appointment of Dale Pistilli as our new VP of Marketing,” continued Movella CEO Ben

Lee. “Dale's deep knowledge of influencer and creator marketing complements the strengths of the executive team we’ve built over the past two years, including CFO Steve Smith’s strong public company background, and CTO Vijay Nadkarni’s AI expertise and leadership from his previous companies.”

Conference Call and Webcast Information

The company will hold a conference call at 2:00 p.m. PT / 5:00 p.m. ET on Wednesday, May 10, 2023 to discuss Movella’s financial results and outlook. The call will be hosted by Ben Lee, CEO and Steve Smith, CFO. Q&A with management will follow immediately after prepared remarks.

A live webcast of the call will be accessible on the investor relations section of the Movella website at https://investors.movella.com/. To access the call by phone, please register at https://register.vevent.com/register/BIbe1840b8f26a44b1b4035c6653c3ee93. Upon registration, telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the webcast will also be available for a limited time at https://investors.movella.com/.

About Movella Holdings Inc.

Movella is a leading full-stack provider of sensors, software, and analytics that enable the digitization of movement. Movella serves the entertainment, health & sports, and automation & mobility markets. Our innovations enable customers to capitalize on the value of movement by transforming data into meaningful and actionable insights. Partnering with leading global brands such as Electronic Arts, EPIC Games, 20th Century Studios, Netflix, Toyota, Siemens, and over 500 sports organizations, Movella is creating extraordinary outcomes that move humanity forward. To learn more, please visit www.movella.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws. The words “accelerate,” “anticipate,” “believe,” “continue,” “could,” “enable,” “estimate,” “expect,” “extend,” “fuel,” “future,” “growth,” “intend,” “may,” “might,” “opportunity,” “outlook,” “plan,” “position,” “possible,” “potential,” “predict,” “progress,” “project,” “realize,” “see,” “seem,” “should,” “will,” “would,” and similar expressions, or the negative of such expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the following: our belief that our strong cash position will allow us to continue our focus on execution and on bringing new, innovative products to the market; that we expect to achieve near-term adjusted EBITDA breakeven and subsequent profitability; our ability to execute on our strategy to deliver value to shareholders, macro-environment challenges; the anticipated or potential features, benefits, and applications for Movella’s products and technology and timing thereof; the anticipated benefits and limitations of non-GAAP financial measures; the market opportunity for Movella’s products and technology; or other characterizations of future events or circumstances, including any underlying assumptions. These statements are based on the current expectations of Movella’s management and are not predictions of actual performance. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Movella’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: (i) failure to realize the anticipated benefits of the business combination; (ii) general economic and macro-economic conditions and Movella’s financial performance and factors affecting the same; (iii) changes adversely affecting the businesses and target markets in which Movella is engaged; (iv) Movella’s ability to execute on its business strategy and plans and to manage growth; and (v) risks related to regulatory matters, as well as the factors described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and under similar headings in the final prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(3) by Pathfinder on January 17, 2023, the Company’s annual report on Form 10-K for the year ended December 31, 2022 and current reports on Form 8-K filed on February 13, 2023 and March 31, 2023, and in Movella’s future filings with the SEC. If any of these risks materialize or the underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Movella presently knows or currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, plans or forecasts of future events and views as of the date of this press release. Movella anticipates that subsequent events and developments will cause its assessments to change. However, Movella specifically disclaims any obligation to update any forward-looking statements, except to the extent required by applicable law. These forward-looking statements should not be relied upon as representing Movella’s assessments as of any date subsequent to the date of this press release and are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

Movella Holdings has provided financial information in this news release that has not been prepared in accordance with GAAP. Adjusted EBITDA, non-GAAP gross profit, and non-GAAP operating loss exclude net loss attributable to non-controlling interests, preferred stock dividends, share-based compensation expense, loss on debt extinguishments related to the consummation of the business combination agreement, debt issuance costs, change in fair value of warrant liabilities fair value adjustments on debt instruments for which we elected the fair value option under ASC 825, and impairment of acquired intangible assets. Adjusted EBITDA also excludes interest expense and income, taxes, depreciation and amortization, other income (expense), and certain non-recurring transaction expenses related to the business combination agreement.

Adjusted EBITDA, non-GAAP gross profit, non-GAAP gross margin, and non-GAAP operating loss are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for net loss, gross profit, operating loss or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider each to be an important supplemental measure of our performance.

We use these non-GAAP financial measures to make operational decisions, evaluate our performance, prepare forecasts and determine compensation. Further, we believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in our stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, we exclude certain non-cash and one-time items in order to facilitate comparability of our operating performance on a period-to-period basis because such expenses are not, in our view, related to our ongoing operating performance. We use this view of our operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of these non-GAAP financial measures also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

Media
media@movella.com
Investors
investors@movella.com
(725) 238-5682

MOVELLA HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
	(unaudited)
Revenues
Product	$7,659	$8,100
Service	1,508	1,408
Total revenues	9,167	9,508
Cost of revenues
Product	2,361	3,589
Service	1,210	1,113
Total cost of revenues	3,571	4,702
Gross profit	5,596	4,806
Operating expenses
Research and development	2,904	3,536
Sales and marketing	3,480	3,440
General and administrative	3,957	3,337
Impairment of intangible assets	4,657	—
Total operating expenses	14,998	10,313
Loss from operations	(9,402)	(5,507)
Other income (expense)
Loss on debt extinguishment	(107)	—
Change in fair value of warrant liabilities	1,390	—
Debt issuance costs	(7,945)	—
Revaluation of debt	31,868	—
Interest expense	(172)	(400)
Interest income	256	4
Other income (expense), net	(115)	83
Income (loss) before income taxes	15,773	(5,820)
Income tax expense	58	15
Net income (loss)	15,715	(5,835)
Net loss attributable to non-controlling interests	(121)	(239)
Net income (loss) attributable to Movella Holdings Inc.	15,836	(5,596)
Deemed dividend from accretion of Series D-1 preferred stock	(316)	(659)
Net income (loss) attributable to common stockholders	$15,520	$(6,255)

Earnings per share attributable to common stockholders
Basic	$0.51	$(1.38)
Diluted	$0.36	$(1.38)
Weighted average shares used in computing earnings per share attributable to common stockholders
Basic	30,440,497	4,529,543
Diluted	44,562,485	4,529,543

MOVELLA HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31, 2023	December 31, 2022
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$62,096	$14,334
Accounts receivable, net of allowance for credit losses of $440 and $144 at March 31, 2023 and December 31, 2022	4,716	6,690
Inventories	6,570	5,164
Prepaid expenses and other current assets	5,657	3,274
Total current assets	79,039	29,462
Property and equipment, net	2,362	2,361
Goodwill	36,666	36,381
Intangible assets, net	843	5,807
Non-marketable equity securities	25,285	25,285
Capitalized equity issuance costs and other assets	1,735	4,265
Deferred tax assets	86	86
Right-of-use assets	3,107	3,281
Total assets	$149,123	$106,928
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$3,896	$5,967
Accrued expenses and other current liabilities	7,356	7,944
Line of credit and current portion of long-term debt	148	148
Current portion of deferred revenue	3,159	3,334
Payable to Kinduct sellers – current	—	4,303
Total current liabilities	14,559	21,696
Long-term portion of term debt	43,187	25,649
Convertible notes, net – related party	—	6,186
Warrant liabilities	1,513	—
Deferred revenue, net of current portion	1,389	1,344
Operating lease liabilities and other non-current liabilities	2,982	3,088
Total liabilities	63,630	57,963
Commitments and contingencies
Mezzanine equity
Redeemable convertible preferred stock, $0.00001 par value. 0 shares authorized, issued, and outstanding at March 31, 2023; 3,207,472 shares authorized, issued and outstanding as of December 31, 2022; liquidation preference of $30,000 as of December 31, 2022	—	41,991
Non-redeemable convertible preferred stock, $0.00001 par value. 20,000,000 shares authorized, 0 shares issued, and outstanding at March 31, 2023; 29,524,294 shares authorized and 24,338,566 shares issued and outstanding as of December 31, 2022; liquidation preference of $146,548 as of December 31, 2022	—	143,192
Total mezzanine equity	—	185,183
Stockholders’ deficit
Common stock, $0.00001 par value. 900,000,000 shares authorized, 50,693,308 and 6,231,947 shares issued and outstanding at March 31, 2023 and December 31, 2022	1	1
Additional paid-in capital	206,428	692
Accumulated other comprehensive loss	(1,386)	(1,646)
Accumulated deficit	(126,180)	(142,016)
Total Movella stockholders’ equity (deficit)	78,863	(142,969)
Non-controlling interest in subsidiaries	6,630	6,751
Total stockholders’ equity (deficit)	85,493	(136,218)
Total liabilities, mezzanine equity and stockholders’ equity (deficit)	$149,123	$106,928

MOVELLA HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities	(unaudited)
Net income (loss)	$15,715	$(5,835)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	672	1,852
Stock-based compensation expense	664	313
Allowance for credit losses	296	—
Impairment of intangible assets	4,657	—
Unrealized loss (gain) on marketable securities	—	58
Accretion of convertible notes, net	61	76
Accretion of Kinduct deferred payout	57	—
Amortization of debt discount and debt issuance costs	52	69
Gain on change in fair value of warrant liabilities	(1,390)	—
Gain on revaluation of debt	(31,868)	—
Loss on debt extinguishment	107	—
Debt issuance costs	7,945	—
Right-of-use assets	174	—
Changes in operating assets and liabilities, net of acquisition
Accounts receivable	1,788	728
Inventories	(1,229)	(1,063)
Prepaid expenses and other assets	(1,408)	(50)
Other assets	(1,594)	10
Accounts payable	629	(1,046)
Accrued expenses and other liabilities	(397)	(297)
Deferred revenue	(235)	514
Other liabilities	(136)	(74)
Net cash used in operating activities	(5,440)	(4,745)
Cash flows from investing activities
Purchase of intangibles	(15)	(153)
Purchases of property and equipment	(191)	(215)
Net cash used in investing activities	(206)	(368)
Cash flows from financing activities
Proceeds from Venture Linked Notes	75,000	—
Payment of debt issuance costs	(8,791)	—
Proceeds from Business Combination	36,048	—
Payment of equity issuance costs	(18,682)	—
Repayment of loans using proceeds from Venture Linked Notes	(25,557)	—
Proceeds from term loans and revolving line of credit, net	—	943
Proceeds from issuance of convertible notes	—	4,873
Principal payments of loans	—	(280)
Proceeds from the exercise of stock options	10	87
Payment of deferred payout to Kinduct sellers	(4,360)	—
Net cash provided by financing activities	53,668	5,623
Effect of foreign exchange rate changes on cash and equivalents	(260)	(219)
Net increase in cash and cash equivalents	47,762	291
Cash and cash equivalents
Beginning of period	14,334	11,166
End of period	$62,096	$11,457

Supplemental disclosures of cash flow information
Cash paid for interest	$557	$207
Cash paid for taxes, net of refunds	59	47
Supplemental disclosure of non-cash financing activity
Accretion of Series D-1 convertible preferred Stock	$316	$659
Issuance of convertible notes in exchange for Kinduct deferred payout	—	1,148
Issuance of warrants to lender	—	18
Right-of-use assets obtained in exchange for operating lease liabilities	—	4,280
Issuance of common stock upon conversion of Convertible notes	6,520	—
Issuance of common stock upon conversion of preferred stock	185,499	—
Acquisition of warrant liabilities	2,903	—
Capitalized equity issuance costs applied to proceeds	4,248	—

MOVELLA HOLDINGS INC.
Reconciliation of GAAP Net Income Attributable to Common Stockholders to Non-GAAP Net Loss
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2023
	Net Loss	Net Income (Loss) Per Share
GAAP net income attributable to common shareholders	$15,520	$0.51
Deemed dividends from accretion of Series D-1 Preferred Stock	316	0.01
Stock-based compensation	664	0.02
Intangibles amortization	457	0.02
Loss on debt extinguishment	107	—
Debt issuance costs	7,945	0.26
Revaluation of debt	(31,868)	(1.04)
Change in fair value of warrant liabilities	(1,390)	(0.05)
Impairment of intangible assets	4,657	0.15
Non-GAAP net loss	$(3,592)	$(0.12)

MOVELLA HOLDINGS INC.
Reconciliation of GAAP Cost of Revenues and Operating Costs and Expenses to Non-GAAP Cost of Revenues and Operating Costs and Expenses
Three Months Ended March 31, 2023
(In thousands)
(Unaudited)

		Adjustments
	GAAP Financials	Stock-Based Compensation	Amortization of Intangibles	Impairment of Intangibles	Non- GAAP Financials
Revenues
Product	$7,659	—	—	—	$7,659
Service	1,508	—	—	—	1,508
Total revenues	9,167	—	—	—	9,167
Cost of revenues
Product	2,361	—	—	—	2,361
Service	1,210	—	260	—	950
Total cost of revenues	3,571	—	260	—	3,311
Gross profit
Product	5,298				5,298
Service	298				558
Total gross profit	5,596				5,856
Gross margin
Product	69.2%				69.2%
Service	19.8%				37.0%
Total gross margin	61.0%				63.9%
Operating expenses
Research and development	2,904	219	—	—	2,685
Sales and marketing	3,480	140	139	—	3,201
General and administrative	3,957	305	58	—	3,594
Impairment of intangible assets	4,657	—	—	4,657	—
Total operating expenses	$14,998	$664	$197	$4,657	$9,480
Total		$664	$457	$4,657
Loss from operations	$(9,402)				$(3,624)

MOVELLA HOLDINGS INC.
Reconciliation of GAAP Net Income Attributable to Common Stockholders to Non-GAAP Net Loss and Adjusted EBITDA
(In thousands)
(Unaudited)

Three Months Ended March 31, 2023
Net income attributable to common stockholders	$15,520
Deemed dividend from accretion of Series D-1 preferred stock	316
Stock-based compensation	664
Amortization of acquired intangibles	457
Loss on debt extinguishment	107
Change in fair value of warrant liabilities	(1,390)
Debt issuance costs	7,945
Revaluation of debt	(31,868)
Impairment of intangible assets	4,657
Non-GAAP net loss	$(3,592)
Interest expense	172
Interest income	(256)
Income tax expense	58
Depreciation and amortization, excluding acquired intangibles	215
Other expenses, net	115
Non-recurring transaction expenses	316
Adjusted EBITDA	$(2,972)

MOVELLA HOLDINGS INC.
Quarterly Net Revenues by Product Grouping
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Product	$7,659	$10,068	$9,051	$7,064	$8,100
Service	1,508	2,049	1,213	1,513	1,408
Total revenues	$9,167	$12,117	$10,264	$8,577	$9,508